Exhibit 10.35

RESTRICTED STOCK AGREEMENT

FOR

EXECUTIVE OFFICER

This Restricted Stock Agreement (“Agreement”) is made this 21st day of November, 2006, (the “Award Date”) by and between MCG Capital Corporation, a Delaware corporation (the “Company”), and Robert J. Merrick (“Employee”).

WHEREAS, the Company and Employee entered into a certain Employment Agreement dated September 18, 2006 (as may be amended from time to time, the “Employee Agreement”) providing for the grant to Employee of 75,000 shares of Restricted Stock (45,000 of which are to be time based and 30,000 of which are to be performance based); and

WHEREAS, in accordance with an order of the Securities and Exchange Commission (“SEC”) dated April 4, 2006 (Release No. 27280) granting certain exemptive relief to the Company regarding the issuance of restricted stock under and in accordance with the Investment Company Act of 1940 (as amended), as well as the approval of the Company’s Board of Directors dated May 12, 2006 and the approval of Company’s Stockholders dated June 12, 2006, the Company has adopted a Restricted Stock Plan (as such plan is further defined below) that governs the issuances of restricted stock from time to time to employees of the Company; and

WHEREAS, on September 22, 2006, the Company filed with the SEC a registration statement on Form S-8 to register the shares of common stock (par value $0.01 per share) of the Company (the “Common Stock”) that are authorized for issuance under the Restricted Stock Plan; and

WHEREAS, subject to and in accordance with the terms and conditions of this Agreement and the Restricted Stock Plan, the Company desires to grant to Employee shares of Common Stock (such shares, the “Shares”) in connection with and as consideration for Employee’s various services to and for the benefit of the Company (such grant, the “Award”); and

WHEREAS, it is a condition precedent to the Company’s making of the Award that Employee enter into this Agreement with the Company concerning the rights and restrictions of the Shares subject to the Award and any additional agreements described herein that the Company may require;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), and intending to be legally bound hereby, the parties hereto hereby agree as follows:

I.	OWNERSHIP OF SHARES

1.1 Awarded Shares. The Company hereby awards to Employee, effective as of the Award Date, the number of Shares set forth on Annex 1. The Shares are subject to certain restrictions and other terms and conditions set forth herein, including without limitation, the forfeiture restrictions set forth in Article IV hereof. The certificates representing the Shares that are subject to forfeiture restrictions under Article IV shall be held in escrow by the Corporate Secretary of the Company as provided in, and in accordance with, Article V.

1.2 Lapse of Restrictions. Subject to Sections 4.1, 4.2 and 4.3 hereof, the forfeiture restrictions set forth herein shall lapse with respect to the Shares (including, without limitation, the Performance-Based Shares) in accordance with the Schedule(s) set forth on Annex 1.

1.3	Restrictive Legends.

(a) In order to reflect the restrictions on disposition of the Shares and the forfeiture restrictions, the stock certificates representing the Shares will be endorsed with the following restrictive legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A “TRANSFER”) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF A RESTRICTED STOCK AGREEMENT DATED AS OF NOVEMBER     , 2006, BETWEEN THE REGISTERED OWNER AND THE COMPANY, AS IT MAY BE AMENDED FROM TIME TO TIME. PURSUANT TO SUCH AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS, AND ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO SUCH TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS. COPIES OF THE RESTRICTED STOCK AGREEMENT ARE ON FILE WITH THE COMPANY.”

“THE REGISTERED OWNER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS AN AFFILIATE, AS DEFINED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OF THE COMPANY AND MAY NOT TRANSFER THESE SECURITIES EXCEPT (A) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, INCLUDING RULE 144 UNDER THE ACT, OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.”

(b) Upon the lapse of the applicable forfeiture restrictions, at Employee’s request, the Company shall issue replacement certificates representing such Shares without the legend set forth in clause (a) of this Section 1.3.

1.4 Definitions. Whenever used in this Agreement, the following terms shall have the meaning specified below unless the context clearly indicates to the contrary.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Beneficial Ownership” or “Beneficially Owned” means ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Change in Capitalization” means any increase or reduction in the number of shares of Common Stock, or any change in the shares of Common Stock or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, change in corporate structure or substantially similar event.

“Change in Control” means the occurrence of any of the following events:

(a) An acquisition in one or more transactions (other than directly from the Company) of any voting securities of the Company by any Person (as defined below) immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, in determining whether a Change in Control has occurred, voting securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Subsidiary”), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined); or

(b) The individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as defined below), the board of directors of the ultimate Parent Corporation (as defined below); provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board (or, with respect to the directors who are not “interested persons” as defined in the Investment Company Act of 1940, by a majority of the directors who are not “interested persons” serving on the Incumbent Board), such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c) The consummation of:

(i) A merger, consolidation or reorganization involving the Company (a “Merger”) or an indirect or direct subsidiary of the Company, or to which securities of the Company are issued, unless:

(A) the stockholders of the Company, immediately before a Merger, own, directly or indirectly immediately following the Merger, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from the Merger (the “Surviving Corporation”) if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person or group of Persons (a “Parent Corporation”), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation, and

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for a Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation or (y) the ultimate Parent Corporation, if the ultimate Parent Corporation, directly or indirectly, owns fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation, and

(C) no Person other than (a) the Company, (b) any Subsidiary, (c) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, any Subsidiary, or the ultimate Parent Corporation, or (d) any Person who, together with its Affiliates (as defined below), immediately prior to a Merger had Beneficial Ownership of fifty percent (50%) or more of the then outstanding voting securities, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of (x) the Surviving Corporation or (y) the ultimate Parent Corporation;

(D) Each transaction described in clauses (c)(i)(A) through (C) above shall herein be referred to as a “Non-Control Transaction”; or

(ii) The direct or indirect sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (A) a transfer to a Subsidiary, (B) under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose, or (C) the distribution to the Company’s stockholders of the stock of a Subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a

Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional voting securities which increases the percentage of the then outstanding voting securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, which is composed solely of independent directors, or another committee of the Board composed solely of independent directors that is appointed by the Board to administer this Agreement.

“Dividends” means all cash dividends (including shares of Common Stock acquired through any dividend reinvestment program with respect to regular cash dividends), except for liquidating dividends.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Fair Market Value” on any date means the closing price per share of Common Stock on such date and, when used with reference to shares of Common Stock for any period shall mean the average of the daily closing prices per share of Common Stock for such period. If the shares of Common Stock are listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not so listed on any national securities exchange, as reported in the transaction reporting system applicable to securities designated as a “national market system security” or NASDAQ. If the shares of Common Stock are not so listed, admitted to trading or designated, Fair Market Value shall be as determined in good faith by the Board based on an opinion of an independent investment banking firm with an established national reputation with respect to the valuation of securities.

“Forfeitable Shares” means any Shares with respect to which the restrictions have not lapsed in accordance with the Schedule(s) set forth in Annex 1, including any Forfeitable Shares with Special Risk.

“Forfeitable Shares with Special Risk” means Performance-Based Shares (as defined in the Schedule(s) to Annex 1) with respect to which the restrictions thereon have not lapsed in accordance with the Schedule(s) set forth in Annex 1 on the applicable forfeiture date for such Shares until such time as such Shares become Non-Forfeitable Shares on a subsequent date as a result of either the Board or the Committee (after consultation with Employee) determining that such non-forfeiture of such Performance-Based Shares is warranted due to the achievement of performance milestones or other performance of Employee or the Company prior to or on such subsequent date; provided, however, that unless either the Board or the Committee determines otherwise, then such Forfeitable Shares with Special Risk (and all Dividends paid in connection therewith as of and after the date on which such Shares became Forfeitable Shares with Special Risk, but net of taxes (if any) paid as a result of such payment of Dividends) shall be immediately forfeited upon the earlier to occur of the following: (a) Employee’s termination date (if prior to a Change in Control), or (b) February 28, 2010.

“Non-Forfeitable Shares” means any Shares with respect to which the restrictions thereon have lapsed (a) in accordance with the Schedule(s) set forth in Annex 1, or (b) otherwise in accordance with the terms of this Agreement, or (c) otherwise upon a determination of the Board or the Committee.

“Owner” includes Employee and all subsequent holders of the Shares who own such Shares pursuant to a Transfer from Employee in accordance with Section 3.1 and Section 3.2.

“Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity or any group of Persons.

“Restricted Stock Plan” means the MCG Capital Corporation 2006 Employee Restricted Stock Plan, as approved by the Board of Directors of the Company on May 12, 2006, and by the Stockholders of the Company on June 12, 2006, as such Restricted Stock Plan may be amended and modified from time to time.

“Schedule” shall refer to the Schedule(s) set forth on Annex 1.

“Subsidiary” means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company, except that for the purposes of the definition of a “Change in Control,” Subsidiary is defined in such definition.

“Transfer” means a transfer, sale, assignment, pledge, hypothecation or other disposition of any Shares.

II.	SPECIAL PROVISIONS

2.1 Stockholder Rights, Including Voting & Dividend Rights. Unless and until any such Shares awarded to Employee hereunder are forfeited in accordance with the terms and provisions of this Agreement, Employee (or any successor in interest) shall have and be entitled to all of the rights and privileges of a holder of Common Stock of the Company (including, without limitation, voting rights and dividend rights) with respect to both such Forfeitable Shares and such Non-Forfeitable Shares, but subject, however, to the transfer restrictions of Article III. Notwithstanding the foregoing, Employee shall not be entitled to retain any Dividends received on Forfeitable Shares with Special Risk unless and until such time as such Shares become Non-Forfeitable Share, and all Dividends paid or payable with respect to Forfeitable Shares with Special Risk as of and after the date on which such Shares become Forfeitable Shares with Special Risk (exclusive of taxes paid, if any, relating to such payment of Dividends) shall be forfeited to the Company if the related Forfeitable Shares with Special Risk are forfeited hereunder.

2.2 Payment and Reimbursement for Applicable Withholding Taxes. Employee understands that (a) all of the Shares that are Forfeitable Shares as of the Award Date are considered to be subject to a substantial risk of forfeiture under Section 83 of the Code, and (b) under Section 83(a) of the Code, upon the lapse of any forfeiture restrictions applicable to any of the Shares, Employee is required to include as compensation income (the “Taxable Amount”) the difference (if any) between the price paid (if any) for such Shares and the Fair Market Value of such Shares on the date on which any such forfeiture restrictions applicable to such Shares lapse. Employee hereby (i) covenants and agrees to reimburse and pay to the Company, upon written demand (including by email or other electronic means) and strictly in accordance with each such demand, in immediately available funds the full amount of withholding taxes as determined by the Company to be due and payable to the Company with respect to all Taxable Amounts and with respect to any Dividends paid (or to be paid) relating to all of Employee’s Forfeitable Shares, and (ii) hereby authorizes the Company (at its election but without in any manner modifying or limiting Employee’s obligations under clause “(i)” of this sentence) to withhold, deduct and/or set off any and all such amounts owed or to be owed to the Company in accordance with this Section from any and all payroll or other amounts owed by the Company to Employee. If Employee has not paid in full and in immediately available funds all amounts owed or to be owed to the Company under this Section (as evidenced by a written demand from the Company) at the time that forfeiture restrictions would otherwise lapse under this Agreement with respect to any of Employee’s Shares, then the lapsing of such forfeiture restrictions with respect to such Shares shall be automatically postponed by 45 calendar days (or the first Business Day thereafter, if such date is not a Business Day). If any such amounts that are owed or to be owed to the Company under this Section or that would be owed to the Company upon the lapsing of forfeiture restrictions the stated time for which has already passed (as determined by the Company) are not paid in full and in immediately available funds prior to the end of such 45-day extension period, then all of the Forfeitable Shares of Employee relating to such delinquent payment(s) shall be permanently forfeited hereunder.

III.	TRANSFER RESTRICTIONS

3.1 Restrictions on Transfer of Forfeitable Shares. Employee shall not transfer, assign, encumber, or otherwise dispose of all or any part of the Forfeitable Shares, except in compliance with the provisions of Sections 3.1(a) through 3.1(c) and Section 3.2.

(a) The following Transfers of Forfeitable Shares shall be permitted:

(i) a Transfer made by Employee to the Company; and

(ii) a Transfer made to any of the following “Permitted Transferees”:

(A) upon the death of Employee to his or her executors, administrators, testamentary trustees, legatees or beneficiaries (the “Employee’s Estate”) or a Transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Shares in accordance with the terms of this Agreement; or

(B) a Transfer made to a trust or custodianship the beneficiaries of which include only Employee, his or her spouse, his or her life partner, his or her descendants, including adopted children, his or her ancestors, his or her siblings, and/or the spouses and/or life partners of his or her descendants, ancestors and siblings (a “Employee’s Trust”); or

(C) a Transfer made to a partnership, limited liability company, corporation or other entity all of the owners of which are included in subparagraph B above (an “Employee’s Entity”); or

(D) a Transfer to an organization that is exempt from federal income taxation under Section 501(c)(3) of the Code; or

(b) Immediately prior to any Transfer of Shares to an Employee’s Trust or an Employee’s Entity, Employee shall provide the Company with a copy of the instruments creating such Employee’s Trust or such Employee’s Entity and with the identity of the beneficiaries, partners, members or shareholders of such Employee’s Trust or such Employee’s Entity, as applicable. Employee shall notify the Company prior to any change in the identity of any beneficiary, partner, member or shareholder of such Employee’s Trust or such Employee’s Entity, as applicable.

3.2 Restrictions on Transfer of Shares; Transferee Obligations.

(a) No Transfer of Shares, whether or not permitted by Section 3.1, shall be made or recorded on the books of the Company, and any such Transfer shall be void and of no effect, unless:

(i) Such Transfer of the Shares is made pursuant to an effective registration statement under the 1933 Act and applicable state securities laws or pursuant to an exemption therefrom with respect to which the Company may, upon request, require a satisfactory opinion of counsel retained by Employee (which counsel shall be acceptable to the Company) to the effect that such Transfer is exempt from the provisions of Section 5 of the 1933 Act and applicable state securities laws; and

(ii) Each person (other than the Company) to whom the Shares (whether Forfeitable Shares or Non-Forfeitable Shares) are transferred by means of one of the Transfers specified in Section 3.1 above shall, as a condition precedent to the validity of such Transfer, agree in writing to the Company to be bound by the terms and provisions of this Agreement and acknowledge that any such transferred Shares shall be subject to the terms and provisions of this Agreement, including without limitation (1) the restrictions on transfer contained in Sections 3.1 and 3.2 as applicable, and (2) the forfeiture restrictions contained in Article IV, and (3) the escrow provisions pursuant to Article V, to the same extent as if such Shares continued to be owned by Employee.

(b) No Transfer of Shares in violation of this Agreement shall be made or recorded on the books of the Company, and any such Transfer shall be void and of no effect.

IV.	FORFEITURE OF FORFEITABLE SHARES

4.1 Termination of Employment. Upon any termination of Employee’s employment with the Company for any reason, unless the Board or the Committee shall otherwise determine in its sole discretion to permit all or some portion of the Forfeitable Shares to become Non-Forfeitable Shares, (a) if Employee’s employment with the Company is then subject to the terms of an effective employment or other agreement that contains a provision applicable to such termination, then such agreement shall govern the treatment of Employee’s Forfeitable Shares upon the occurrence of such termination (including, if applicable, with respect to a Change of Control), and (b) if Employee’s employment with the Company is not then subject to the terms of an effective employment or other agreement that contains a provision applicable to such termination, then (subject to Section 4.2) all of Employee’s Forfeitable Shares shall be forfeited as of such date of termination.

4.2 Change in Control. Upon the occurrence of a Change in Control, notwithstanding anything to the contrary in this Agreement or in any employment or other agreement between Employee and the Company that would provide for a lesser benefit, all of Employee’s Forfeitable Shares shall become Non-Forfeitable Shares if Employee’s employment with the acquiring company is terminated without cause within 365 calendar days after the date of such Change of Control. The Company shall assign this Agreement and its rights, together with its obligations, hereunder in connection with a Change in Control.

4.3 Additional Shares or Substituted Securities. Upon the occurrence of any Change in Capitalization, any new, substituted or additional securities or other property (excluding Dividends) that is by reason of any such Change in Capitalization distributed with respect to the Shares shall be immediately subject to the restrictions set forth herein, but only to the extent the Shares are at the time covered by such restrictions. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares hereunder in order to reflect the effect of any such transaction upon the Company’s capital structure.

V.	ESCROW

5.1 Deposit. Upon issuance, the certificates for the Forfeitable Shares shall be deposited in escrow with the Corporate Secretary of the Company to be held in accordance with the provisions of this Article V. Each deposited certificate shall be accompanied by two original duly executed Assignment Separate from Certificates in the form of Exhibit A. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 5.3 below. Upon delivery of the certificates (or other assets and securities) to the Company, the Owner shall be provided with written evidence of the number of Shares (or other assets and securities) delivered in escrow to the Corporate Secretary of the Company.

5.2 Recapitalization. All Dividends (other than Dividends with respect to Forfeitable Shares with Special Risk, but exclusive of taxes paid (if any) relating to the payment of such Dividends) shall be paid directly to the Owner and shall not be held in escrow. However, in the event of a Change in Capitalization, any new, substituted or additional securities or other property (excluding Dividends) that is by reason of such transaction distributed with respect to the Shares shall be immediately delivered to the Corporate Secretary of the Company to be held in escrow under this Article V, but only to the extent the Shares are at the time subject to the escrow requirements of Section 5.1. All Dividends paid or payable with respect to Forfeitable Shares with Special Risk as of and after the date on which such Shares become Forfeitable Shares with Special Risk (exclusive of taxes paid, if any, relating to the payment of such Dividends) shall be held in escrow and shall be payable to the Owner or forfeited to the Company, as applicable, in accordance with the terms of this Agreement.

5.3 Release/Surrender. The Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for cancellation:

(a) The certificates for Shares shall be released from escrow (including any Dividends thereon being held in such escrow) and delivered to the Owner after the restrictions on the Forfeitable Shares lapse in accordance with the Schedule(s) or as otherwise set forth herein, upon the written request of the Owner with reasonable advance notice to the Corporate Secretary.

(b) If Forfeitable Shares are forfeited hereunder, then the certificates representing such forfeited Shares (including any Dividends thereon being held in such escrow) shall be surrendered to the Company.

(c) Notwithstanding anything to the contrary contained in this Section 5.3, all Shares (or other assets or securities) released from escrow in accordance with the provisions of Section 5.3(a) shall nevertheless remain subject to the transfer restrictions set forth in Section 3.2 until such restrictions terminate in accordance with the terms of Section 3.2.

VI.	GENERAL PROVISIONS

6.1 No Employment or Service Contract. Nothing in this Agreement shall confer upon Employee any right to continue in the service of the Company (or any subsidiary of the Company employing or retaining Employee) for any period of time or interfere with or restrict in any way the rights of the Company (or any subsidiary of the Company employing or retaining Employee) or Employee, which rights are hereby expressly reserved by each, to terminate the employee status of Employee at any time for any reason whatsoever, with or without cause, subject to the provisions of any employment agreement between the Company and Employee.

6.2 Notices. Any notice required in connection with this Agreement shall be given in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or telecopied to the recipient at the address indicated on Annex 1 or at such other address as such party may designate by ten (10) days’ advance written notice under this Section 6.2 to all other parties to this Agreement.

6.3 No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

6.4 Amendment. This Agreement may be modified, amended, suspended or terminated, and terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

6.5 Employee Undertaking. Employee hereby agrees to take whatever additional action and execute whatever additional documents the Company may, in its judgment, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Employee or the Shares pursuant to the express provisions of this Agreement.

6.6 Agreement Is Entire Contract. This Agreement (in conjunction with any applicable employment agreement) constitutes the entire agreement between the parties hereto with regard to the subject matter hereof.

6.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without regard to conflict of laws principles thereof.

6.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

6.9 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Employee and Employee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

6.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

* * * Balance of Page Intentionally Blank – Signatures on Next Page * * *

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Award Date first indicated above.

THE COMPANY:

MCG CAPITAL CORPORATION

By:	/s/ Steven F. Tunney
Steven F. Tunney
Chief Executive Officer & President

EMPLOYEE:

By:	/s/ Robert J. Merrick
Robert J. Merrick

Annex 1

MCG CAPITAL CORPORATION

RESTRICTED STOCK AGREEMENT

Name:	Robert J. Merrick

Address:

Award Date:	November 21, 2006 (immediately prior to market open)

Price per Share of Common Stock of Company On Award Date:	$18.90 (closing trade on trading date immediately preceding Award Date)

Category 1 – Non-Forfeitable Shares as of Award Date:	0 shares

Category 2 – Forfeitable Time-Based Shares:	45,000 shares

Category 3 – Forfeitable Performance-Based Shares:	30,000 shares

Lapsing of Forfeiture for Category 2 – Time Based Shares (3.25 Years):

From and after the Award Date, but subject to the restrictions and other terms and conditions set forth in this Agreement, the restrictions set forth in Sections 3.1, 3.2, 4.1 and 5.1 shall lapse with respect to 3,462 Shares of Employee’s Category 2 (Time Based) Shares on the last calendar day of each of the twelve (12) calendar quarters beginning December 31, 2006 and with respect to 3,456 Shares of Employee’s Category 2 (Time Base) Shares on December 31, 2009, in each such instance only if and to the extent that Employee is still then employed by the Company on such date.

Lapsing of Forfeiture for Category 3 – Performance Based Shares:

From and after the Award Date, but subject to the restrictions and other terms and conditions set forth in this Agreement, the restrictions set forth in Sections 3.1, 3.2, 4.1 and 5.1 shall lapse with respect to the Applicable Percentage Earned (as defined below) of 7,500 Shares of Employee’s Category 3 (Performance Based) Shares on February 28th of each the four consecutive years beginning with February 28, 2007, in each such instance only if and to the extent that Employee is still then employed by the Company on such date. For purposes of this Agreement, the “Applicable Percentage Earned” shall mean the quotient (expressed as a percentage) of (a) the amount paid to

Employee as an annual cash incentive bonus for the Company’s most recently ended fiscal year and (b) the amount paid to Employee as annual base compensation during the Company’s most recently ended fiscal year, but in no event may the Applicable Percentage Earned for any lapsing event exceed 100%.

EXHIBIT A

Assignment Separate from Certificate

FOR VALUE RECEIVED and subject to the terms and conditions set forth in Section 1.2 of that certain Restricted Stock Agreement by and between the undersigned (“Employee”) and MCG Capital Corporation, a Delaware corporation (the “Company”), Employee does hereby assign and transfer to the Company                          (            ) shares of the Common Stock, par value of $0.01 per share, of the Company standing in Employee’s name on the books of said Company and represented by Certificate No.     , which is delivered herewith, and Employee does hereby irrevocably constitute and appoint the principals of the Company as Employee’s Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated as of                                         , 200

Signature:

Name: